[TRAFALGAR LETTERHEAD]

July 20, 2009

Mr. John Carson
President & CEO
New Media Lottery Services, Inc.
1400 Technology Drive
Harrisburg, VA 22802

Re:	Commitment Amount in connection with USD$1,000,000 Convertible Working Capital Line of Credit

Dear Mr. Carson:

Reference is made to that the USD$1,000,000 Convertible Working Capital Line of Credit Term Sheet, dated as of July 2009 a copy of which is attached hereto as Exhibit A (the “Term Sheet”), whereby Trafalgar Capital Specialized Investment Fund, FIS (the “Investor”) agreed to purchase $1,000,000 of convertible debentures from New Media Lottery Services, Inc. (the “Company”) subject to the execution of definitive agreements.  The Investor and the Company shall each be individually referred to as a “Party” and collectively as, the “Parties”.  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Term Sheet.

This letter agreement (the “Letter Agreement”) shall be subject to and interpreted in accordance with the laws of the State of Delaware.

In consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, do hereby agree as follows:

1.
Initial Disbursement; Equity Fee. In connection with the transactions contemplated by the Term Sheet, the Company and the Investor have agreed that the Investor will disburse the Commitment Amount on or prior to July 20, 2009 (“Initial Disbursement Date”); provided the Company agrees to pay the Equity Fee as set forth herein.  As a material inducement for the Investor to enter into this Letter Agreement, the Company shall, within thirty (30) days from the date set forth above, issue Two Million (2,000,000) shares (the “Trafalgar Shares”)of the Company’s preferred stock (the “Preferred Stock”) with a par value of $1.00.  The Company acknowledges and agrees that the Trafalgar Shares shall entitle holders to the following rights:

a.
Ranking.  The Trafalgar Shares shall, with respect to rights upon liquidation, winding up and dissolution, rank senior to all classes of the Company’s common stock (the “Common Stock”) and to each other series of Preferred Stock or class of capital stock of the Company.

b.
Conversion Rights. All or any part of the Trafalgar Shares shall be convertible, at any time and from time to time, at the option of the holder thereof into shares (the “Conversion Shares”) of the Company’s Common Stock at the price per share (the “Conversion Price”) equal to the lower of (a) $0.05 (the “Fixed Conversion Price”), and (b) a fifteen percent (15%) discount to the lowest daily closing Volume Weighted Average Price of the Common Stock as reported by Bloomberg, LP during the five (5) trading days after the Conversion Date (as defined below).  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  To convert the Trafalgar Shares, the holder of such Trafalgar Shares shall deliver written notice thereof, substantially in the form of Exhibit B to this Letter Agreement, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth above.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

c.
Voting Rights.  The holders of Trafalgar Shares shall have the right to receive notice of any meeting of holders of Common Stock or Preferred Stock and to vote upon any matter submitted to a vote of the holders of Common Stock or holders of Preferred Stock.  The holders of the Trafalgar Shares shall vote on each matter submitted to them with the holders of all other classes and series of capital stock of the Company entitled to vote on such matter, taken together as a single class.  In any case in which the holders of the Trafalgar Shares shall be entitled to vote pursuant to this Letter Agreement or pursuant to Colorado law, each holder of Trafalgar Shares entitled to vote with respect to such matter shall be entitled to vote, with respect to each Trafalgar Share, the number of votes that equals the number of shares of Common Stock into which such Trafalgar Share is then convertible if converted at the Fixed Conversion Price.

d.
Dividends.  Holders of Trafalgar Shares will be entitled to receive dividends in an amount equal to the amount of dividends such holders would have received if each Trafalgar Share had been converted into the Company’s Common Stock at the Fixed Conversion Price.

2.
Representations and Warranties of the Company.  In order to induce the Investor to enter into this Letter Agreement, the Company represents and warrants to the Investor as of the Effective Date (defined below) that:

a.
Organization, Authority, Good Standing.  The Company is a corporation, duly incorporated and in good standing under the laws of the State of Delaware.  The execution, delivery and performance of this Letter Agreement have been duly authorized by all necessary action on the part of the Company;

b.
No Conflict.  The execution, delivery and performance by the Company of this Letter Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the organizational documents of the Company or any order, judgment or decree of any court or other government authority binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company;

c.
Capitalization.  The authorized capital stock of the Company consists solely of 150,000,000 shares of its Common Stock, par value $0.001 per share, of which 22,242,143 shares are issued and outstanding, and 5,000,000 shares of its preferred stock (the “Preferred Stock”), of which no shares are issued and outstanding.  The Company has duly reserved for issuance a sufficient number of shares of Common Stock for issuance upon conversion of the Trafalgar Shares at the Fixed Conversion Price.  Upon conversion of the Trafalgar Shares, the Conversion Shares shall have been duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive rights; and

d.
No Broker or Finder Fees.  No broker’s or finder’s fee or commission or any other fees will be payable by the Company with respect to this Letter Agreement, and the Company hereby indemnifies the Investor against, and agrees that it will hold the Investor harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

3.
Representations and Warranties of the Investor.  In order to induce the Company to enter into this Agreement, the Investor represents and warrants to the Company as of the Effective Date (defined below) that:

a.
Good Standing, Authorization.  The Investor is a corporation in good standing under the laws of the State of Colorado.  The execution, delivery and performance of this Letter Agreement has been duly authorized by all necessary action on the part of the Investor;

b.
No Conflict.  The execution, delivery and performance by the Investor of this Letter Agreement and the consummation of the transactions contemplated by this Letter Agreement do not and will not (i) violate any provision of the organizational documents of the Investor or any order, judgment or decree of any court or other government authority binding on the Investor, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement by which the Investor is bound; and

c.
No Broker or Finder Fees.  No broker’s or finder’s fee or commission or any other fees will be payable by the Investor with respect to this Letter Agreement, and the Investor hereby indemnifies the Company against, and agrees that it will hold the Company harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.
Binding Term Sheet.  Notwithstanding any non-binding reference in the Term Sheet, the Company and the Investor acknowledge and agree that, except as expressly set forth herein and except with respect to the condition on page 4 of the Term Sheet relating to the amendment of all original loan notes, within [ten 10] days of the Effective Date, the Parties shall execute definitive agreements reflecting the terms set forth in the Term Sheet (the “Definitive Agreements”).  The Definitive Agreements shall set forth the Parties’ respective rights and be in a form appropriate and customary for the transactions described in the Term Sheet and in this Letter Agreement between sophisticated parties with customary representations, warranties and indemnifications.

5.
Release.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company hereby agrees to fully, finally and forever mutually release and forever discharge and covenant not to sue the Investor, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including, without  limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements entered into by  the Company with the Investor and any and all claims that the Company  does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Letter Agreement or the related Definitive Agreements.

6.	Venue. Venue for any suit arising out of or in any way related to this Letter Agreement shall lie in the state or federal courts situated in Miami-Dade County, Florida.

7.
Counterparts and Facsimile Signatures.  This Letter Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. A confirmed facsimile transmission of an executed signature page shall be effective as an original.

8.
Waiver.   The waiver by either Party of any instance of the other Party’s non-compliance with any obligation and/or responsibility herein shall not be deemed a waiver of the waiving Party’s remedies for such non-compliance in the future or for other obligations or responsibilities under this Letter Agreement.

9.
Attorneys’ Fees.  In the event of a dispute between the Parties arising out of or in connection with this Letter Agreement, the prevailing Party shall be entitled to recover all reasonable attorneys’ fees, costs and expenses (including appellate fees, costs and expenses) from the non-prevailing Party.

10.
Independent Advice from Counsel.   Each of the Parties has received independent legal advice from legal counsel of its choice with respect to the advisability of entering into this Letter Agreement and its terms or has knowingly and voluntarily waived its right to do so.  The terms of this Letter Agreement are the result of mutual negotiations between the Parties, and the provisions of this Letter Agreement shall be interpreted and construed in accordance with their fair meanings, and not strictly for or against either Party, regardless of which Party may have drafted this Letter Agreement or any specific provision.

11.
Assignment and Modification.  This Letter Agreement is not assignable.  Any attempted assignment will be null and void and of no effect.  This Letter Agreement cannot be modified except by an instrument in writing signed by both of the Parties.

12.
WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS LETTER AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PARTIES TO ENTER INTO THE SUBJECT TRANSACTION.

{Signature Page to Follow}

The foregoing understanding and this Letter Agreement is hereby accepted and agreed by the undersigned duly authorized representatives of the Parties hereto as of July 20, 2009 (the “Effective Date”).

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND, FIS

By:	Trafalgar Capital Sarl
Its:	General Partner

By:
Name:
Title:

NEW MEDIA LOTTERY SERVICES, INC.

By:
Name:
Title:

EXHIBIT A

TERM SHEET

[TO BE INSERTED]

EXHBIIT B

NOTICE OF CONVERSION

(To be executed by the holder in order to convert the Trafalgar Shares)

TO:

The undersigned hereby irrevocably elects to convert of the Trafalgar Shares into shares of Common Stock of New Media Lottery Services Inc., as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:

Name:

Address:

Amount to be converted:

Amount of Trafalgar Shares unconverted:

Conversion Price per share:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

Broker DTC Participant Code:

Account Number: